UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Pyxus International, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	PYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 15, 2020, Pyxus International, Inc. (“Pyxus” or the “Company”) announced that it and certain of its subsidiaries, namely Alliance One International, LLC, Alliance One North America, LLC, Alliance One Specialty Products, LLC and GSP Properties, LLC (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as part of a “prepackaged” Chapter 11 Case (the “Chapter 11 Cases”).

On June 17, 2020, following its receipt on such date of interim approval from the Bankruptcy Court (the “DIP Order”), the Company entered into a multiple draw superpriority secured debtor-in-possession term loan facility (the “DIP Facility”) in an aggregate principal amount of $206.7 million on the terms and conditions set forth in the DIP credit agreement (the “DIP Credit Agreement”) between the Company, certain holders of the Company’s 9.875% senior secured second lien notes due 2021 (the “DIP Lenders”) and Cortland Capital Market Services LLC, as administrative agent and collateral agent, which is guaranteed by certain of the Debtors’ subsidiaries. The DIP Credit Agreement has been filed with the Bankruptcy Court. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings ascribed to them in the DIP Order.

The DIP Facility provides $131.7 million in initial funding, with the ability for Pyxus to borrow up to an additional $75 million upon entry of a final order from the Bankruptcy Court approving the DIP Facility. Drawn amounts under the DIP Facility bear interest at either (1) Alternate Base Rate plus 9.25%, per annum or (2) 10.25% plus the LIBOR Rate, per annum, with a LIBOR floor of 1.5%. Undrawn amounts under the DIP Facility shall be subject to a ticking fee of 3.0% per annum calculated on a daily basis on the aggregate daily unused amount, accruing commencing on June 17, 2020 and until such commitments have terminated, which ticking fee shall be due and payable in arrears on the earlier to occur of a borrowing upon entry of a final order and the date on which such commitments have terminated. During the continuance of an event of default (as further described in the DIP Credit Agreement), the overdue amounts under the DIP Facility bear interest at an additional 2% per annum above the interest rate otherwise applicable.

The proceeds of the DIP Facility will be used, among other things, to (a) effect the refinancing of the Prepetition ABL Credit Agreement; (b) pay related transaction costs, fees and expenses; (c) provide working capital and for other general corporate purposes in accordance with the Budget; (d) make adequate protection payments as authorized by the Court in the DIP Order; (e) pay obligations arising from or related to the Carve Out (as defined below); and (f) pay restructuring costs incurred in connection with the Chapter 11 Cases.

The maturity date of the DIP Facility will be the earliest of (a) December 17, 2020; (b) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization; (c) the date on which Pyxus and its subsidiaries consummate a sale of all or substantially all of their assets pursuant to section 363 of the Bankruptcy Code or otherwise; and (d) such earlier date on which the loans shall become due and payable by acceleration or otherwise in accordance with the terms of the DIP Credit Agreement and the other related documents.

Under the DIP Facility, the DIP Lenders and Cortland Capital Market Services LLC, as collateral agent, subject to the Carve Out and the terms of the DIP Order and, in each case, other than certain excluded assets, are at all times secured, by (i) a first priority senior priming security interest in and lien upon the DIP Priming Collateral (as defined in the DIP Order); (ii) a first priority senior security interest in and lien upon the DIP Priority Collateral (as defined in the DIP Order), and (iii) a junior security interest in and lien upon DIP Junior Collateral (as defined in the DIP Order). The DIP Lenders and collateral agent are also secured by security interests in substantially all of the assets of certain non-debtor subsidiaries of Pyxus. The Debtors’ obligations to the DIP Lenders and the liens and superpriority claims are subject in each case to a carve out (the “Carve Out”), subject to a cap, that accounts for certain statutory fees, committee professional fees and post-notice professional fees payable in connection with the Chapter 11 Cases.

The DIP Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults, certain events under the Employee Retirement Income Security Act of 1974 and change of control. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the DIP Facility and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 15, 2020, the Company was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that NYSE Regulation had determined to commence proceedings to delist the common stock of the Company from The New York Stock Exchange (“NYSE”). NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company’s disclosure on June 15, 2020 that it and certain of its domestic wholly owned subsidiaries had filed the Chapter 11 Cases in the Bankruptcy Court. The Company does not intend to appeal the NYSE’s determination and, therefore, it is expected that its common stock will be delisted by the NYSE. The delisting of the Company’s common stock is not expected to affect the Company’s operations.

Item 7.01	Regulation FD Disclosure

NYSE Regulation

On June 19, 2020, the Company issued a press release with respect to its receipt of the notification from NYSE Regulation described in Item 3.01 of this Form 8-K and other matters. The press release is furnished as Exhibit 99.1 hereto.

Notice of NOL Order

In connection with the commencement of their Chapter 11 Cases, the Debtors filed a number of motions with the Bankruptcy Court. Among these was a motion to establish certain procedures to protect any potential value of the Company’s net operating loss carryforwards and other tax attributes (the “NOLs,” and such motion, the “NOL Motion”). On June 17, 2020, the Bankruptcy Court entered an interim order approving the NOL Motion (the “NOL Order”) and directing the Debtors, to, among other things, provide notice of the NOL Order by annexing an approved notice thereof (the “Notice of NOL Order”) to a filing on Form 8-K.

The NOL Order establishes certain procedures (the “Procedures”) with respect to direct and indirect trading and transfers of stock of the Company in order to protect any potential value of the Company’s NOLs for use in connection with the reorganization. As approved on an interim basis, the Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Shareholder of the common stock issued by the Company (the “Common Stock”). For purposes of the Procedures, a “Substantial Shareholder” is any person or, in certain cases, group of persons that beneficially own, directly or indirectly (and/or owns options to acquire) at least approximately 449,000 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock). Any prohibited transfer of Common Stock would be null and void from the beginning.

The Notice of NOL Order setting forth the Procedures is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 7.01.

This same information may also be found at https://cases.primeclerk.com/pyxus/, the third party website maintained by Prime Clerk, the Debtors’ claims and noticing agent. A direct link to the NOL Order is as follows: https://cases.primeclerk.com/Pyxus/Home-DownloadPDF?id1=MTQ1NzQ1MA==&id2=0.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include:

•

risks and uncertainties relating to the Chapter 11 Cases, including but not limited to: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Bankruptcy Court of the prepackaged plan of reorganization, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Bankruptcy Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel, whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in the Company’s ability to reorganize its business successfully and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in the Company and cease to provide such funding, and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern;

•

risks and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;

•

risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by the Company or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of the Company’s facilities to be halted for some period of time, negative consumer purchasing behavior with respect to our products or the products of our leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of the Company’s operations, including in emerging markets that may have only recently experienced COVID-19 outbreaks; and

•

risks and uncertainties related to the Company’s new business lines, including with respect to the impact of regulation associated with new business lines, including the risk of obtaining anticipated regulatory approvals for cannabis products in Canada and for nicotine e-liquids products in the United States, uncertainties regarding the regulation of the production and distribution of industrial hemp products and continued compliance with applicable regulatory requirements, uncertainties with respect to the development of the industries and markets of the new business lines, consumer acceptance of products offered by the new business lines, uncertainties with respect to the timing and extent of geographic and product-line expansion, the impact of increasing competition in the new business lines, uncertainties regarding the viability of facilities expansions, the possibility of delays in the completion of facilities expansions and uncertainties regarding the potential production yields of new or expanded facilities, as well as the progress of legalization of cannabis for medicinal and adult recreational uses in other jurisdictions.

A further list and description of these risks, uncertainties and other factors can be found in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019, in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2019, September 30, 2019 and December 31, 2019 and in the Company’s other filings with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1

Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of June  17, 2020, by and among Pyxus International, Inc., as borrower, the guarantor parties thereto, the lenders parties thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent

99.1	Press Release dated June 19, 2020

99.2	Notice of NOL Order dated June 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2020

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr. Senior Vice President – Chief Legal Officer and Secretary